EXHIBIT 99.1

Contact:	Franklin Resources, Inc.
Investor Relations: Brian Sevilla (650) 312-4091
Corporate Communications: Matt Walsh (650) 312-2245
franklinresources.com

FOR IMMEDIATE RELEASE

Franklin Resources, Inc. Announces First Quarter Results

San Mateo, CA, February 1, 2012 - Franklin Resources, Inc. (the “Company”) [NYSE: BEN] today announced net income1 of $480.8 million or $2.20 per diluted share for the quarter ended December 31, 2011, as compared to $416.0 million or $1.88 per diluted share for the previous quarter and $501.2 million or $2.23 per diluted share for the quarter ended December 31, 2010.

	Quarter Ended		% Change	Quarter Ended	% Change
	31-Dec-11	30-Sep-11	Qtr. vs. Qtr.	31-Dec-10	Year vs. Year
Financial Results
($ in millions, except per share amounts)
Operating revenues	$1,701.9	$1,837.1	(7)%	$1,700.3	0%
Operating income	632.4	688.4	(8)%	659.2	(4)%
Operating margin	37.2%	37.5%		38.8%

Net income[1]	$480.8	$416.0	16%	$501.2	(4)%
Diluted earnings per share	$2.20	$1.88	17%	$2.23	(1)%

Assets Under Management
(in billions)
Ending	$670.3	$659.9	2%	$670.7	0%
Average[2]	675.0	714.4	(6)%	655.6	3%
Net new flows	(15.6)	3.1	NM	3.2	NM

Non-operating income for the quarter ended December 31, 2011 included $71.2 million of investment and other income (losses), net, as compared to $(116.5) million for the prior quarter and $46.3 million for the quarter ended December 31, 2010.

Total assets under management (“AUM”) were $670.3 billion at December 31, 2011, up $10.4 billion or 2% during the quarter. The increase was driven by $27.2 billion in market appreciation, partially offset by net new outflows of $15.6 billion. AUM remained essentially unchanged year over year, as net new flows of $17.6 billion and $12.5 billion from acquisitions were offset by market depreciation of $27.4 billion. Redemptions included $11.1 billion and $12.0 billion from an institutional advisory account during the quarters ended December 31, 2011 and 2010.

Cash and cash equivalents and investments were $9.1 billion at December 31, 2011, as compared to $9.4 billion at September 30, 2011. Total stockholders' equity was $8.9 billion at December 31, 2011, as compared to $9.1 billion at September 30, 2011. The Company had 215.9 million shares of common stock outstanding at December 31, 2011, as compared to 217.7 million shares outstanding at September 30, 2011. During the quarter ended December 31, 2011, the Company repurchased 3.0 million shares of its common stock for a total cost of $290.9 million.

On December 8, 2011, the Company declared a regular quarterly cash dividend of $0.27 per share and a special cash dividend of $2.00 per share, both of which were paid on December 30, 2011. The quarterly dividend represents an 8% increase over the dividend declared in the prior quarter and the same quarter a year ago. The quarterly and special dividends are consistent with the Company's long-term capital management strategy of continuing to invest in the business, maintaining financial strength and flexibility, and returning a substantial portion of the Company's earnings to stockholders through the payment of dividends and common stock repurchases.

Conference Call Information

Pre-recorded audio commentary on the results from Franklin Resources, Inc.'s President and Chief Executive Officer Greg Johnson and Executive Vice President and Chief Financial Officer Ken Lewis will be available today at approximately 8:30 a.m. Eastern Time. They will also lead a live teleconference today at 4:30 p.m. Eastern Time to answer questions of a material nature. Analysts and investors are encouraged to review the Company's recent filings with the U.S. Securities and Exchange Commission and to contact Investor Relations before the live teleconference for any clarifications or questions related to the earnings release or commentary.

Access to the pre-recorded audio commentary and accompanying slides are available at franklinresources.com. The pre-recorded audio commentary can also be accessed by dialing (888) 843-7419 in the U.S. and Canada or (630) 652-3042 internationally using access code 31557826, any time through February 15, 2012.

Access to the live teleconference will be available at franklinresources.com or by dialing (888) 895-5271 in the U.S. and Canada or (847) 619-6547 internationally. A replay of the call can also be accessed by calling (888) 843-7419 in the U.S. and Canada or (630) 652-3042 internationally using access code 31557822, after 7:00 p.m. Eastern Time on February 1, 2012 through February 15, 2012.

Questions regarding the pre-recorded audio commentary or live teleconference should be directed to Franklin Resources, Inc., Investor Relations at (650) 312-4091 or Corporate Communications at (650) 312-2245.

Lipper Performance Rankings of Franklin Templeton's U.S.-Registered Long-Term Mutual Funds3,4:

	Period Ended December 31, 2011
	Percent of Assets in Top Two Quartiles[5]
	1-Year	3-Year	5-Year	10-Year
Franklin Templeton[6]	60%	75%	79%	90%
Franklin Templeton Equity[7]	67%	84%	73%	89%
Franklin Templeton Fixed-Income[8]	53%	64%	85%	92%
Franklin Equity[9]	73%	90%	88%	86%
Templeton Equity[10]	29%	73%	22%	92%
Mutual Series Equity[11]	100%	80%	92%	99%
Franklin Templeton Taxable Fixed-Income[12]	26%	66%	76%	82%
Franklin Templeton Tax-Free Fixed-Income[13]	76%	62%	92%	100%

Performance quoted above represents past performance, which cannot predict or guarantee future results.

Investors should carefully consider a fund's investment goals, risks, charges and expenses before investing. To obtain a summary prospectus and/or prospectus, which contains this and other information, for any U.S.-registered Franklin Templeton fund, investors should talk to their financial advisors or call Franklin/Templeton Distributors, Inc. at 1-800/DIAL BEN® (1-800/342-5236). Please read a prospectus carefully before investing.

Franklin Resources, Inc. Condensed Consolidated Statements of Income Unaudited
(in thousands, except per share data and AUM)	Three Months Ended December 31,		% Change
	2011	2010
Operating Revenues[14]
Investment management fees	$1,075,137	$1,066,507	1%
Sales and distribution fees	524,304	552,203	(5)%
Shareholder servicing fees	75,405	72,055	5%
Other, net	27,030	9,548	183%
Total operating revenues	1,701,876	1,700,313	0%
Operating Expenses
Sales, distribution and marketing	630,618	647,153	(3)%
Compensation and benefits	300,412	292,394	3%
Information systems and technology	41,434	40,367	3%
Occupancy	31,842	30,868	3%
General, administrative and other	65,190	30,297	115%
Total operating expenses	1,069,496	1,041,079	3%
Operating Income	632,380	659,234	(4)%
Other Income (Expenses)
Investment and other income, net	71,176	46,328	54%
Interest expense	(8,565)	(7,895)	8%
Other income, net	62,611	38,433	63%
Income before taxes	694,991	697,667	0%
Taxes on income	201,265	207,550	(3)%
Net income	493,726	490,117	1%
Less: net income (loss) attributable to
Nonredeemable noncontrolling interests	10,147	(11,877)	NM
Redeemable noncontrolling interests	2,794	837	234%
Net Income Attributable to Franklin Resources, Inc.	$480,785	$501,157	(4)%

Earnings per Share
Basic	$2.21	$2.24	(1)%
Diluted	2.20	2.23	(1)%
Dividends per Share	$2.27	$0.25	808%

Average Shares Outstanding (in thousands)
Basic	216,143	223,169	(3)%
Diluted	216,727	224,253	(3)%

Operating Margin	37.2%	38.8%

AUM (in billions)
Ending	$670.3	$670.7	0%
Average	675.0	655.6	3%
Net new flows	(15.6)	3.2	NM

Franklin Resources, Inc. Condensed Consolidated Statements of Income Unaudited
(in thousands, except per share data, employees and billable shareholder accounts)	Three Months Ended		% Change	Three Months Ended
	31-Dec-11	30-Sep-11		30-Jun-11	31-Mar-11	31-Dec-10
Operating Revenues[14]
Investment management fees	$1,075,137	$1,193,232	(10)%	$1,168,920	$1,102,732	$1,066,507
Sales and distribution fees	524,304	555,974	(6)%	594,187	561,127	552,203
Shareholder servicing fees	75,405	75,469	0%	77,520	75,750	72,055
Other, net	27,030	12,455	117%	12,406	9,954	9,548
Total operating revenues	1,701,876	1,837,130	(7)%	1,853,033	1,749,563	1,700,313
Operating Expenses
Sales, distribution and marketing	630,618	669,415	(6)%	719,311	676,935	647,153
Compensation and benefits	300,412	309,418	(3)%	313,592	315,810	292,394
Information systems and technology	41,434	50,028	(17)%	41,266	41,477	40,367
Occupancy	31,842	35,335	(10)%	32,112	32,703	30,868
General, administrative and other	65,190	84,520	(23)%	64,055	53,156	30,297
Total operating expenses	1,069,496	1,148,716	(7)%	1,170,336	1,120,081	1,041,079
Operating Income	632,380	688,414	(8)%	682,697	629,482	659,234
Other Income (Expenses)
Investment and other income (losses), net	71,176	(116,473)	NM	14,503	57,451	46,328
Interest expense	(8,565)	(11,121)	(23)%	(10,056)	(8,364)	(7,895)
Other income (expenses), net	62,611	(127,594)	NM	4,447	49,087	38,433
Income before taxes	694,991	560,820	24%	687,144	678,569	697,667
Taxes on income	201,265	203,926	(1)%	208,944	183,004	207,550
Net income	493,726	356,894	38%	478,200	495,565	490,117
Less: net income (loss) attributable to
Nonredeemable noncontrolling interests	10,147	(57,558)	NM	(24,575)	(7,577)	(11,877)
Redeemable noncontrolling interests	2,794	(1,524)	NM	(572)	42	837
Net Income Attributable to Franklin Resources, Inc.	$480,785	$415,976	16%	$503,347	$503,100	$501,157

Earnings per Share
Basic	$2.21	$1.89	17%	$2.27	$2.26	$2.24
Diluted	2.20	1.88	17%	2.26	2.25	2.23
Dividends per Share	$2.27	$0.25	808%	$0.25	$0.25	$0.25

Average Shares Outstanding (in thousands)
Basic	216,143	218,989	(1)%	220,313	221,696	223,169
Diluted	216,727	219,840	(1)%	221,284	222,696	224,253

Operating Margin	37.2%	37.5%		36.8%	36.0%	38.8%

Employees	8,484	8,453	0%	8,458	8,125	7,989
Billable Shareholder Accounts (in millions)	25.6	24.8	3%	26.3	23.7	22.0

AUM AND FLOWS

(in billions)	Three Months Ended December 31,		% Change
	2011	2010
Beginning AUM	$659.9	$644.9	2%
Long-term sales	38.2	54.9	(30)%
Long-term redemptions	(53.0)	(52.8)	0%
Net cash management	(0.8)	1.1	NM
Net new flows	(15.6)	3.2	NM
Reinvested distributions	7.3	5.8	26%
Net flows	(8.3)	9.0	NM
Distributions	(8.5)	(7.3)	16%
Appreciation and other	27.2	24.1	13%
Ending AUM	$670.3	$670.7	0%

AUM BY INVESTMENT OBJECTIVE

(in billions)	31-Dec-11	30-Sep-11	% Change	30-Jun-11	31-Mar-11	31-Dec-10
Equity
Global/international	$194.5	$185.8	5%	$226.2	$225.4	$219.1
United States	75.7	68.4	11%	83.6	83.5	77.0
Total equity	270.2	254.2	6%	309.8	308.9	296.1
Hybrid	96.4	101.3	(5)%	115.1	113.4	106.1
Fixed-Income
Tax-free	74.1	72.0	3%	69.6	67.5	71.4
Taxable
Global/international	174.7	178.8	(2)%	185.4	160.6	144.7
United States	48.9	46.9	4%	48.1	47.1	45.9
Total fixed-income	297.7	297.7	0%	303.1	275.2	262.0
Cash Management	6.0	6.7	(10)%	6.2	6.0	6.5
Total AUM	$670.3	$659.9	2%	$734.2	$703.5	$670.7
Average AUM for the Three-Month Period	$675.0	$714.4	(6)%	$726.7	$687.2	$655.6

AUM AND FLOWS - UNITED STATES AND INTERNATIONAL15

	As of and for the Three Months Ended
(in billions)	31-Dec-11	% of Total	30-Sep-11	% of Total	31-Dec-10	% of Total
Long-Term Sales
United States	$21.2	55%	$24.2	46%	$25.3	46%
International	17.0	45%	28.7	54%	29.6	54%
Total long-term sales	$38.2	100%	$52.9	100%	$54.9	100%
Long-Term Redemptions
United States	$(33.1)	62%	$(24.8)	50%	$(30.9)	59%
International	(19.9)	38%	(24.9)	50%	(21.9)	41%
Total long-term redemptions	$(53.0)	100%	$(49.7)	100%	$(52.8)	100%
AUM
United States	$439.0	65%	$431.5	65%	$448.3	67%
International	231.3	35%	228.4	35%	222.4	33%
Total AUM	$670.3	100%	$659.9	100%	$670.7	100%

AUM AND FLOWS BY INVESTMENT OBJECTIVE

(in billions)	Equity			Fixed-Income
for the three months ended December 31, 2011	Global/ International	United States	Hybrid	Tax-Free	Taxable Global/ International	Taxable United States	Cash Management	Total
AUM at October 1, 2011	$185.8	$68.4	$101.3	$72.0	$178.8	$46.9	$6.7	$659.9
Long-term sales	9.8	3.7	4.1	2.8	14.2	3.6	—	38.2
Long-term redemptions	(10.4)	(4.3)	(15.1)	(2.2)	(17.7)	(3.3)	—	(53.0)
Net exchanges	(0.7)	0.1	0.1	0.2	(0.5)	0.7	0.1	—
Net cash management	—	—	—	—	—	—	(0.8)	(0.8)
Net new flows	(1.3)	(0.5)	(10.9)	0.8	(4.0)	1.0	(0.7)	(15.6)
Reinvested distributions	1.5	1.3	1.2	0.6	2.3	0.4	—	7.3
Net flows	0.2	0.8	(9.7)	1.4	(1.7)	1.4	(0.7)	(8.3)
Distributions	(1.8)	(1.4)	(1.4)	(0.8)	(2.6)	(0.5)	—	(8.5)
Appreciation and other	10.3	7.9	6.2	1.5	0.2	1.1	—	27.2
AUM at December 31, 2011	$194.5	$75.7	$96.4	$74.1	$174.7	$48.9	$6.0	$670.3

(in billions)	Equity			Fixed-Income
for the three months ended September 30, 2011	Global/ International	United States	Hybrid	Tax-Free	Taxable Global/ International	Taxable United States	Cash Management	Total
AUM at July 1, 2011	$226.2	$83.6	$115.1	$69.6	$185.4	$48.1	$6.2	$734.2
Long-term sales	11.0	4.2	4.8	2.3	27.6	3.0	—	52.9
Long-term redemptions	(15.4)	(5.9)	(5.1)	(2.7)	(16.9)	(3.7)	—	(49.7)
Net exchanges	(0.5)	(0.3)	(0.5)	0.1	0.3	0.2	0.7	—
Net cash management	—	—	—	—	—	—	(0.1)	(0.1)
Net new flows	(4.9)	(2.0)	(0.8)	(0.3)	11.0	(0.5)	0.6	3.1
Reinvested distributions	0.7	0.4	0.9	0.6	1.1	0.3	—	4.0
Net flows	(4.2)	(1.6)	0.1	0.3	12.1	(0.2)	0.6	7.1
Distributions	(0.8)	(0.5)	(1.1)	(0.8)	(1.1)	(0.4)	—	(4.7)
Acquisitions	10.9	—	—	—	—	—	—	10.9
Appreciation (depreciation) and other	(46.3)	(13.1)	(12.8)	2.9	(17.6)	(0.6)	(0.1)	(87.6)
AUM at September 30, 2011	$185.8	$68.4	$101.3	$72.0	$178.8	$46.9	$6.7	$659.9

(in billions)	Equity			Fixed-Income
for the three months ended December 31, 2010	Global/ International	United States	Hybrid	Tax-Free	Taxable Global/ International	Taxable United States	Cash Management	Total
AUM at October 1, 2010	$204.2	$69.5	$110.8	$77.7	$130.7	$45.4	$6.6	$644.9
Long-term sales	15.6	4.3	5.1	3.1	23.5	3.3	—	54.9
Long-term redemptions	(14.6)	(3.8)	(15.8)	(4.2)	(11.5)	(2.9)	—	(52.8)
Net exchanges	0.4	0.2	0.3	(0.9)	1.5	(0.2)	(1.3)	—
Net cash management	—	—	—	—	—	—	1.1	1.1
Net new flows	1.4	0.7	(10.4)	(2.0)	13.5	0.2	(0.2)	3.2
Reinvested distributions	1.6	1.1	1.1	0.5	1.2	0.3	—	5.8
Net flows	3.0	1.8	(9.3)	(1.5)	14.7	0.5	(0.2)	9.0
Distributions	(2.2)	(1.1)	(1.4)	(0.8)	(1.4)	(0.4)	—	(7.3)
Appreciation (depreciation) and other	14.1	6.8	6.0	(4.0)	0.7	0.4	0.1	24.1
AUM at December 31, 2010	$219.1	$77.0	$106.1	$71.4	$144.7	$45.9	$6.5	$670.7

Franklin Resources, Inc. is a global investment management organization operating as Franklin Templeton Investments. Franklin Templeton Investments provides global and domestic investment management solutions managed by its Franklin, Templeton, Mutual Series, Fiduciary Trust, Darby and Bissett investment teams. The San Mateo, CA-based company has more than 60 years of investment experience and over $670 billion in AUM as of December 31, 2011. For more information about our company, please visit franklinresources.com.

Notes

1.	Net income represents net income attributable to Franklin Resources, Inc.

2.	Average AUM represents simple monthly average AUM.

3.
Nothing in this section shall be considered a solicitation to buy or an offer to sell a security to any person in any jurisdiction where such offer, solicitation, purchase or sale would be unlawful under the securities laws of such jurisdiction. Franklin/Templeton Distributors, Inc., One Franklin Parkway, San Mateo, CA, is the funds' principal distributor and a wholly-owned subsidiary of Franklin Resources, Inc.

4.
Lipper rankings for Franklin Templeton U.S.-registered mutual funds are based on Class A shares. Franklin Templeton funds are compared against a universe of all share classes. Performance rankings for other share classes may differ. Lipper calculates averages by taking all the funds and share classes in a peer group and averaging their total returns for the periods indicated. Lipper tracks 155 peer groups of U.S. retail mutual funds, and the groups vary in size from 9 to 1,114 funds. Lipper total return calculations include reinvested dividends and capital gains, but do not include sales charges or expense subsidization by the manager. Results may have been different if these or other factors had been considered.

5.	The figures in the table are based on data available from Lipper® Inc. as of January 6, 2012 and are subject to revision.

6.
Of the eligible Franklin Templeton long-term mutual funds tracked by Lipper, 38, 31, 41 and 46 funds ranked in the top quartile and 28, 26, 26 and 17 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

7.
Of the eligible Franklin Templeton equity mutual funds tracked by Lipper, 14, 22, 21 and 17 funds ranked in the top quartile and 16, 11, 10 and 7 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

8.
Of the eligible Franklin Templeton non-money market fixed-income mutual funds tracked by Lipper, 24, 9, 20 and 29 funds ranked in the top quartile and 12, 15, 16 and 10 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

9.
Of the eligible Franklin equity mutual funds tracked by Lipper, 7, 16, 16 and 11 funds ranked in the top quartile and 12, 8, 6 and 3 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

10.
Of the eligible Templeton equity mutual funds tracked by Lipper, 2, 5, 3 and 3 funds ranked in the top quartile and 2, 2, 2 and 2 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

11.
Of the eligible Mutual Series equity mutual funds tracked by Lipper, 5, 1, 2 and 3 funds ranked in the top quartile and 2, 1, 2 and 2 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

12.
Of the eligible Franklin Templeton non-money market taxable fixed-income mutual funds tracked by Lipper, 3, 2, 5 and 4 funds ranked in the top quartile and 3, 5, 2 and 4 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

13.
Of the eligible Franklin Templeton non-money market tax-free fixed-income mutual funds tracked by Lipper, 21, 7, 15 and 25 funds ranked in the top quartile and 9, 10, 14 and 6 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

14.
In the quarter ended September 30, 2011, the Company discontinued the classification of a portion of the investment management fees earned by certain of its non-U.S. subsidiaries as sales and distribution fees. This presentation change does not represent a restatement of any previously published financial results. See the Company's Form 10-K for the fiscal year ended September 30, 2011 for additional information.

15.	International includes North America-based advisors serving non-resident clients.

Forward-Looking Statements

Statements in this press release regarding Franklin Resources, Inc. (“Franklin”) and its subsidiaries, which are not historical facts, are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When used in this press release, words or phrases generally written in the future tense and/or preceded by words such as “will,” “may,” “could,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “seek,” “estimate” or other similar words are forward-looking statements.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

These and other risks, uncertainties and other important factors are described in more detail in Franklin's recent filings with the U.S. Securities and Exchange Commission, including, without limitation, in Risk Factors and Management's Discussion and Analysis of Financial Condition and Results of Operations in Franklin's Annual Report on Form 10-K for the fiscal year ended September 30, 2011:

•
Volatility and disruption of the capital and credit markets, and adverse changes in the global economy, may significantly affect our results of operations and may put pressure on our financial results.

•	The amount and mix of our AUM are subject to significant fluctuations.

•	We are subject to extensive and complex, overlapping and frequently changing rules, regulations and legal interpretations.

•
Regulatory and legislative actions and reforms have made the regulatory environment in which we operate more costly and future actions and reforms could adversely impact our AUM, increase costs and negatively impact our profitability and future financial results.

•	Changes in tax laws or exposure to additional income tax liabilities could have a material impact on our financial condition, results of operations and liquidity.

•	Any significant limitation, failure or security breach of our software applications, technology or other systems that are critical to our operations could constrain our operations.

•
Our investment management business operations are complex and a failure to properly perform operational tasks or the misrepresentation of our products and services could have an adverse effect on our revenues and income.

•	We face risks, and corresponding potential costs and expenses, associated with conducting operations and growing our business in numerous countries.

•	We depend on key personnel and our financial performance could be negatively affected by the loss of their services.

•
Strong competition from numerous and sometimes larger companies with competing offerings and products could limit or reduce sales of our products, potentially resulting in a decline in our market share, revenues and income.

•	Changes in the third-party distribution and sales channels on which we depend could reduce our income and hinder our growth.

•
Our increasing focus on international markets as a source of investments and sales of investment products subjects us to increased exchange rate and other risks in connection with our revenues and income generated overseas.

•	Poor investment performance of our products could affect our sales or reduce the level of AUM, potentially negatively impacting our revenues and income.

•	We could suffer losses in our revenues and income if our reputation is harmed.

•	Our future results are dependent upon maintaining an appropriate level of expenses, which is subject to fluctuation.

•	Our ability to successfully integrate widely varied business lines can be impeded by systems and other technological limitations.

•
Our inability to successfully recover should we experience a disaster or other business continuity problem could cause material financial loss, loss of human capital, regulatory actions, reputational harm, or legal liability.

•
Certain of the portfolios we manage, including our emerging market portfolios, are vulnerable to significant market-specific political, economic or other risks, any of which may negatively impact our revenues and income.

•
Our revenues and income could be adversely affected if the terms of our management agreements are significantly altered or these agreements are terminated by the funds and other sponsored investment products we advise.

•
Regulatory and governmental examinations and/or investigations, litigation and the legal risks associated with our business, could adversely impact our AUM, increase costs and negatively impact our profitability and/or our future financial results.

•	Our ability to meet cash needs depends upon certain factors, including the market value of our assets, operating cash flows and our perceived creditworthiness.

•	Diverse and strong competition limits the interest rates that we can charge on consumer loans.

•	Our business could be negatively affected if we or our banking subsidiaries fail to remain well capitalized, and liquidity needs could affect our banking business.

•	We are dependent on the earnings of our subsidiaries.

Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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